UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 30, 2017 (March 28, 2017)
Rockwell Collins, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16445	52-2314475
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa 52498
(Address of Principal Executive Offices) (Zip Code)
(319) 295-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 28, 2017, Rockwell Collins, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $4.65 billion aggregate principal amount of senior notes in an underwritten public offering (the “Offering”). The Notes will be issued in five tranches: $300 million of 1.950% Notes due 2019 (the “2019 Notes”), $1.1 billion of 2.800% Notes due 2022 (the “2022 Notes”), $950 million of 3.200% Notes due 2024 (the “2024 Notes”), $1.3 billion of 3.500% Notes due 2027 (the “2027 Notes”) and $1.0 billion of 4.350% Notes due 2047 (the “2047 Notes” and, together with the 2019 Notes, the 2022 Notes, the 2024 Notes and the 2027 Notes, the “Notes”).
The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type. The issuance and sale of the Notes is expected to close on April 10, 2017. The net proceeds to the Company from the sale of the Notes, after deducting the underwriting discount and other estimated offering expenses payable by the Company, is expected to be approximately $4.6 billion. The Company intends to use the net proceeds from the sale of the Notes principally to finance a portion of the consideration for the Company’s previously announced acquisition of B/E Aerospace, Inc. (the “B/E Aerospace Acquisition”), which is expected to close in the second calendar quarter of 2017.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, J.P. Morgan Securities LLC is acting as sole financial advisor to the Company in connection with the B/E Aerospace Acquisition and, as such, may receive customary fees and expenses.
The Notes will be offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3 (the “Registration Statement”) (Registration Statement No. 333-216736), filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2017, as supplemented by the prospectus supplement filed with the SEC on March 28, 2017.
The above description of certain terms and conditions of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.
Item 8.01. Other Events.
On March 28, 2017, the Company announced the pricing of the Notes. A copy of the related press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
1
Underwriting Agreement, dated March 28, 2017, between the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

99	Press Release of the Company dated March 28, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Date: March 30, 2017	By:	/s/ Douglas E. Stenske
	Name:	Douglas E. Stenske
	Title:	Vice President, Treasurer & Risk Management

EXHIBIT INDEX

Exhibit Number	Description
1
Underwriting Agreement, dated March 28, 2017, between the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

99	Press Release of the Company dated March 28, 2017.